TG VENTURE ACQUISITION CORP.

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PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark your votes like this **X**

Proposal 1 — The Business Combination Proposal

FOR AGAINST ABSTAIN

A proposal to adopt and approve the Business Combination Agreement dated December 5, 2022, by and among TGVC, The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands ("***Flexi***"), Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of Flexi ("***PubCo***"), The Flexi Merger Co. Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of PubCo, and Flexi Merger Co. LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of PubCo, and to approve the transactions contemplated thereby (the "Business Combination").

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Proposal 2 – The Charter Amendment Limitation Proposal

A proposal to adopt and approve an amendment to TGVC's amended and restated certificate of incorporation (the "TGVC Charter") to eliminate from the TGVC Charter the limitation that in connection with a business combination, TGVC may not redeem TGVC Public Shares if, after such redemption, TGVC's net tangible assets, or of any entity that succeeds TGVC as a public company, will be less than $5,000,001 (the "Charter Limitation"), which amendment will be effective immediately prior to or upon consummation of a business combination, in order to allow TGVC to consummate the Business Combination irrespective of whether TGVC would be in compliance with the Charter Limitation.

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Proposal 3 — The Adjournment Proposal

FOR AGAINST ABSTAIN

A proposal to approve to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal or the Charter Limitation Amendment Proposal.

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PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 1, "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 2, AND "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 3, IF SUCH PROPOSAL IS PRESENTED AT THE SPECIAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTROL NUMBER

Signature______________________________Signature, if held jointly__________________________________Date_____________, 2023

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

TG VENTURE ACQUISITION CORP.
1390 Market Street, Suite 200
San Francisco, CA 94102

SPECIAL MEETING OF STOCKHOLDERS
, 2023

YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on , 2023:

This notice of meeting and the accompanying proxy statement are available at: www.virtualshareholdermeeting.com/TGVC2023SM3

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TG VENTURE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2023, in connection with the special meeting to be held at Eastern Time on , 2023 as a virtual meeting (the "***Special Meeting***") for the sole purpose of considering and voting upon the following proposals, and hereby appoints and (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of the TG Venture Acquisition Corp. registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), "FOR" THE CHARTER LIMITATION AMENDMENT PROPOSAL (PROPOSAL 2) AND "FOR" THE ADJOURNMENT PROPOSAL (PROPOSAL 3), IF PRESENTED.

(Continued and to be marked, dated and signed on reverse side)